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                                                                   May 12, 1998

                     CONSENT OF KEEFE, BRUYETTE & WOODS, INC.



     We hereby consent to the use of our opinion letter to the Board of Directors of First Commerce Corporation, included as Appendix A to the Prospectus and Proxy Statement which forms part of the Registration Statement on Form S-4 relating to the proposed merger of First Commerce Corporation and Banc One Corporation and to the references to such opinion therein.

     In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   KEEFE, BRUYETTE & WOODS, INC.


                                   by:       /s/ John G. Duffy
                                      ------------------------------------------
                                        Name:     John G. Duffy
                                        Title:    Executive Vice President